Exhibit 99.1

Home Bancorp Announces Second Quarter 2017 Results And Declares Quarterly Dividend

LAFAYETTE, La., July 25, 2017 /PRNewswire/ -- Home Bancorp, Inc. (Nasdaq: "HBCP") (the "Company"), the parent company for Home Bank, N.A. (the "Bank") (www.home24bank.com), reported net income of $4.5 million for the second quarter of 2017, a decrease of $520,000, or 10%, compared to the first quarter of 2017 and an increase of $469,000, or 12%, compared to the second quarter of 2016.

The second quarter of 2017 includes a write down of $292,000, net of taxes, taken upon the closing of a banking center, while the first quarter of 2017 and the second quarter of 2016 include gains on sales of banking centers, net of taxes, totaling $247,000 and $416,000, respectively. The second quarter of 2016 includes merger expenses totaling $143,000 (net of taxes) related to the acquisition of Louisiana Bancorp, Inc. ("Louisiana Bancorp"). Excluding the banking center gains and loss and merger expenses, net income for the second quarter 2017 totaled $4.8 million, an increase of $19,000 compared to the first quarter of 2017 and an increase of $1.0 million, or 28%, compared to the second quarter of 2016.

Diluted earnings per share were $0.62 for the second quarter of 2017, a decrease of $0.07, or 10%, compared to the first quarter of 2017 and an increase of $0.05, or 9%, compared to the second quarter of 2016. Excluding the banking center gains and loss and merger expenses, second quarter 2017 diluted earnings per share were unchanged compared to the first quarter of 2017 and increased $0.13, or 25%, compared to the second quarter of 2016.

"The first half of 2017 has seen incremental improvement across our company," stated John W. Bordelon, President and Chief Executive Officer of the Company and the Bank, "Our team has worked diligently to deliver new customer technology, enhance risk management and further develop our staff."

"Our success results from the talented people we have on board," continued Bordelon. "It is tremendously gratifying to see our team continue to drive for improvement day after day."

The Company also announced that its Board of Directors declared a cash dividend of $0.14 per share payable on August 18, 2017, to shareholders of record as of August 7, 2017.

Loans and Credit Quality

Loans totaled $1.2 billion at June 30, 2017, a decrease of $8.2 million, or 1%, from March 31, 2017, and an increase of $432,000 from June 30, 2016. During the second quarter of 2017, commercial real estate loans grew $10.2 million. This growth was offset by decreases in most other loan types.

The following table sets forth the composition of the Company's loan portfolio as of the dates indicated.

	June 30,	December 31,	Increase/(Decrease)
(dollars in thousands)	2017	2016	Amount	Percent
Real estate loans:
One- to four-family first mortgage	$337,714	$341,883	$(4,169)	(1)%
Home equity loans and lines	87,392	88,821	(1,429)	(2)
Commercial real estate	454,554	427,515	27,039	6
Construction and land	119,226	141,167	(21,941)	(16)
Multi-family residential	48,476	46,369	2,107	5
Total real estate loans	1,047,362	1,045,755	1,607	-
Other loans:
Commercial and industrial	131,932	139,810	(7,878)	(6)
Consumer	39,469	42,268	(2,799)	(7)
Total other loans	171,401	182,078	(10,677)	(6)
Total loans	$1,218,763	$1,227,833	$(9,070)	(1)%

Nonperforming assets ("NPAs"), excluding purchased credit impaired loans, totaled $16.5 million at June 30, 2017, an increase of $283,000, or 2%, compared to March 31, 2017 and a decrease of $2.9 million, or 15%, compared to June 30, 2016. The ratio of total NPAs to total assets was 1.05% at June 30, 2017, compared to 1.02% at March 31, 2017 and 1.25% at June 30, 2016.

The Company recorded net loan charge-offs of $58,000 during the second quarter of 2017, compared to net loan recoveries of $100,000 in the first quarter of 2017. There were virtually no net loan charge-offs in the second quarter of 2016. The Company's provision for loan losses for the second quarter of 2017 was $150,000, compared to $307,000 for the first quarter of 2017 and $1.1 million for the second quarter of 2016.

The ratio of the allowance for loan losses to total loans was 1.07% at June 30, 2017, compared to 1.05% and 0.94% at March 31, 2017 and June 30, 2016, respectively. Excluding acquired loans, the ratio of the allowance for loan losses to total loans was 1.40% at June 30, 2017, compared to 1.38% and 1.33% March 31, 2017 and June 30, 2016, respectively.

Direct Energy Exposure

The outstanding balance of direct loans to borrowers in the energy sector totaled $33.4 million, or 3% of total outstanding loans, at June 30, 2017, compared to $33.2 million and $35.7 million at March 31, 2017 and June 30, 2016, respectively. Unfunded loan commitments to customers in the energy sector totaled $5.0 million at June 30, 2017, compared to $5.7 million and $9.1 million at March 31, 2017 and June 30, 2016, respectively. At June 30, 2017, loans constituting 95% of the balance of our direct energy-related loans were performing in accordance with their original loan agreements. The remaining 5%, or $1.8 million, had been restructured and were paying in accordance with their restructured terms as of June 30, 2017. The Company holds no shared national credits.

The allowance for loan losses attributable to direct energy-related loans totaled 3.39% of the outstanding balance of energy-related loans at June 30, 2017, compared to 3.34% and 3.29% at March 31, 2017 and June 30, 2016, respectively.

Investment Securities Portfolio

The Company's investment securities portfolio totaled $210.6 million at June 30, 2017, an increase of $5.1 million, or 2%, from March 31, 2017, and an increase of $22.1 million, or 12%, from June 30, 2016.

At June 30, 2017, the Company had a net unrealized gain position on its investment securities portfolio of $181,000, compared to net unrealized gains of $123,000 and $3.1 million at March 31, 2017 and June 30, 2016, respectively. The Company's investment securities portfolio had a modified duration of 3.0 years at June 30, 2017, compared to 3.5 and 2.9 years at March 31, 2017 and June 30, 2016, respectively.

Deposits

Total deposits were $1.3 billion at June 30, 2017, an increase of $37.1 million, or 3%, from March 31, 2017, and an increase of $84.2 million, or 7%, from June 30, 2016.

The following table sets forth the composition of the Company's deposits as of the dates indicated.

	June 30,	December31,	Increase / (Decrease)
(dollars in thousands)	2017	2016	Amount	Percent
Demand deposits	$306,674	$296,519	$10,155	3%
Savings	109,018	109,414	(396)	-
Money market	255,776	264,784	(9,008)	(3)
NOW	338,166	305,092	33,074	11
Certificates of deposit	299,603	272,263	27,340	10
Total deposits	$1,309,237	$1,248,072	$61,165	5%

Net Interest Income

Net interest income for the second quarter of 2017 totaled $15.9 million, a nominal decrease of $72,000 compared to the first quarter of 2017, and an increase of $345,000, or 2%, compared to the second quarter of 2016. The increase in net interest income in the second quarter of 2017 compared to the second quarter of 2016 was due primarily to a $273,000 increase in accretion income on acquired loans and higher yields on investment securities.

The Company's net interest margin was 4.35% for the second quarter of 2017, seven basis points lower than the first quarter of 2017 and unchanged from the second quarter of 2016. The decrease in the net interest margin in the second quarter of 2017 compared to the first quarter of 2017 was primarily due to lower loan yields and higher funding costs resulting primarily from special promotions of higher yielding certificates of deposit offered during the quarter.

The following table sets forth the Company's average volume and rate of its interest-earning assets and interest-bearing liabilities for the periods indicated. Taxable equivalent ("TE") yields on investment securities are calculated using a marginal tax rate of 35%.

	For the Three Months Ended
	June 30, 2017		March 31, 2017		June 30, 2016
(dollars in thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest-earning assets:
Loans receivable
Originated loans	$908,958	5.03%	$900,852	5.04%	$827,702	5.09%
Acquired loans	313,367	5.93	329,555	5.99	397,460	5.27
Total loans receivable	1,222,325	5.26	1,230,407	5.29	1,225,162	5.15
Investment securities (TE)	205,576	2.33	200,457	2.23	188,085	2.21
Other interest-earning assets	32,743	1.43	24,932	1.49	18,943	1.43
Total interest-earning assets	1,460,644	4.76	1,455,796	4.81	1,432,190	4.71

Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	695,828	0.28	684,872	0.25	670,019	0.23
Certificates of deposit	290,032	0.92	276,908	0.85	270,147	0.79
Total interest-bearing deposits	985,860	0.47	961,780	0.42	940,166	0.39
FHLB advances	84,823	1.66	118,308	1.36	129,424	1.22
Total interest-bearing liabilities	$1,070,683	0.56	$1,080,088	0.52	$1,069,590	0.49

Net interest spread (TE)		4.20%		4.29%		4.22%
Net interest margin (TE)		4.35%		4.42%		4.35%

Noninterest Income

Noninterest income for the second quarter of 2017 totaled $2.2 million, a decrease of $662,000, or 23%, compared to the first quarter of 2017 and a decrease of $1.3 million, or 37%, compared to the second quarter of 2016. The comparative periods include a $449,000 write down of a banking center in Vicksburg, Mississippi, that was closed during the second quarter of 2017 and gains on the sales of banking centers of $380,000 and $641,000 in the first quarter of 2017 and second quarter of 2016, respectively. Excluding the banking center loss and gains, noninterest income totaled $2.6 million, an increase of $167,000, or 7%, compared to the first quarter of 2017 and a decrease of $194,000, or 7%, compared to the second quarter of 2016.

Noninterest income for the second quarter of 2017 compared to the first quarter of 2017 also reflected higher bankcard fees (up $83,000), service fees and charges (up $54,000) and gains on the sale of mortgage loans (up $39,000), which were partially offset with lower other income (down $25,000). Compared to the second quarter of 2016, noninterest income in the second quarter of 2017 reflected lower gains on the sale of mortgage loans (down $159,000) and other income (down $104,000), which were partially offset with higher bankcard fees (up $90,000).

Noninterest Expense

Noninterest expense for the second quarter of 2017 totaled $11.1 million, a nominal increase of $20,000 compared to the first quarter of 2017 and a decrease of $805,000, or 7%, compared to the second quarter of 2016. Noninterest expense for the second quarter of 2016 includes $214,000 of merger expenses related to the acquisition of Louisiana Bancorp.

The increase in noninterest expense in the second quarter of 2017 compared to the first quarter of 2017 resulted primarily from higher compensation and benefits (up $117,000) and marketing and advertising expenses (up $61,000), which were partially offset with lower other expenses (down $116,000) and reduced foreclosed asset expenses (down $42,000).

Excluding merger expenses, the decrease in noninterest expense for the second quarter of 2017 compared to the second quarter of 2016 resulted primarily from reduced expenses on foreclosed assets (down $409,000), other expenses (down $93,000) and data processing and communications (down $63,000).

Non-GAAP Reconciliation

	For the Three Months Ended
(dollars in thousands, except earnings per share data)	June 30, 2017	March 31, 2017	June 30, 2016
Reported noninterest expense	$11,051	$11,031	$11,856
Less: Merger-related expenses	-	-	214
Non-GAAP noninterest expense	$11,051	$11,031	$11,642

Reported noninterest income	$2,164	$2,826	$3,448
Less: (Loss) gain on closure or sale of banking center(s)	(449)	380	641
Non-GAAP noninterest income	$2,613	$2,446	$2,807

Reported net income	$4,486	$5,006	$4,016
Less: (Loss) gain on closure or sale of banking center(s), net of tax	(292)	247	416
Add: Merger-related expenses, net tax	-	-	143
Non-GAAP net income	$4,778	$4,759	$3,743

Diluted EPS	$0.62	$0.69	$0.57
Less: (Loss) gain on closure or sale of banking center(s)	(0.04)	0.03	0.06
Add: Merger-related expenses	-	-	0.02
Non-GAAP diluted EPS	$0.66	$0.66	$0.53

Reported net income	$4,486	$5,006	$4,016
Add: Amortization CDI, net tax	113	121	130
Non-GAAP tangible income	$4,599	$5,127	$4,146

Total Assets	$1,574,181	$1,583,497	$1,545,049
Less: Intangibles	12,403	12,577	13,542
Non-GAAP tangible assets	$1,561,778	$1,570,920	$1,531,507

Total shareholders' equity	$188,939	$184,720	$173,567
Less: Intangibles	12,403	12,577	13,542
Non-GAAP tangible shareholders' equity	$176,536	$172,143	$160,025
Common equity ratio	12.00%	11.67%	11.23%
Less: Intangibles	0.70	0.71	0.78
Non-GAAP tangible common equity ratio	11.30%	10.96%	10.45%

Return on average equity	9.56%	10.95%	9.35%
Add: Intangibles	0.94	1.10	1.23
Non-GAAP return on tangible common equity	10.50%	12.05%	10.58%

Book value per share	$25.53	$25.05	$23.75
Less: Intangibles	1.68	1.70	1.85
Non-GAAP tangible book value per share	$23.85	$23.35	$21.90

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles ("GAAP"). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes acquired loans, intangible assets, impact of the (loss) gain on the closure or sale of banking centers and the impact of merger-related expenses. Management believes the presentation of this non-GAAP financial information provides useful information that is helpful to a full understanding of the Company's financial position and core operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP financial information presented by other companies.

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp's Annual Report on Form 10-K for the year ended December 31, 2016, describes some of these factors, including risk elements in the loan portfolio, the level of the allowance for losses on loans, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION

	June 30,	June 30,	%	March 31,	December 31,
	2017	2016	Change	2017	2016
Assets
Cash and cash equivalents	$ 51,702,408	$ 26,853,272	93%	$ 52,378,725	$ 29,314,741
Interest-bearing deposits in banks	1,391,000	2,430,585	(43)	1,639,000	1,884,000
Investment securities available for sale, at fair value	197,376,270	174,949,772	13	192,188,925	183,729,857
Investment securities held to maturity	13,201,149	13,530,264	(2)	13,283,010	13,365,479
Mortgage loans held for sale	4,297,920	11,616,730	(63)	5,292,439	4,156,186
Loans, net of unearned income	1,218,762,771	1,218,330,307	-	1,226,927,674	1,227,833,309
Allowance for loan losses	(13,009,695)	(11,446,976)	14	(12,917,650)	(12,510,708)
Total loans, net of allowance for loan losses	1,205,753,076	1,206,883,331	-	1,214,010,024	1,215,322,601
Office properties and equipment, net	38,532,534	39,422,603	(2)	39,233,248	39,566,639
Cash surrender value of bank-owned life insurance	20,389,918	19,867,467	3	20,268,269	20,149,553
Accrued interest receivable and other assets	41,536,229	49,494,863	(16)	45,203,380	49,242,977
Total Assets	$ 1,574,180,504	$ 1,545,048,887	2	$ 1,583,497,020	$ 1,556,732,033

Liabilities
Deposits	$ 1,309,237,497	$ 1,225,003,785	7%	$ 1,272,146,338	$ 1,248,072,453
Federal Home Loan Bank advances	67,493,057	135,079,007	(50)	118,183,717	118,533,173
Accrued interest payable and other liabilities	8,511,085	11,398,668	(25)	8,447,269	10,283,383
Total Liabilities	1,385,241,639	1,371,481,460	1	1,398,777,324	1,376,889,009

Shareholders' Equity
Common stock	74,015	73,068	1%	73,737	73,502
Additional paid-in capital	80,765,704	78,346,879	3	80,092,853	79,425,604
Common stock acquired by benefit plans	(4,129,035)	(4,523,041)	(9)	(4,221,293)	(4,315,223)
Retained earnings	112,110,694	97,659,115	15	108,694,266	104,647,375
Accumulated other comprehensive income	117,487	2,011,406	(94)	80,133	11,766
Total Shareholders' Equity	188,938,865	173,567,427	9	184,719,696	179,843,024
Total Liabilities and Shareholders' Equity	$ 1,574,180,504	$ 1,545,048,887	2	$ 1,583,497,020	$ 1,556,732,033

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME

	For The Three Months Ended			For the Six Months Ended
	June 30,		%	June 30,		%
	2017	2016	Change	2017	2016	Change
Interest Income
Loans, including fees	$ 16,167,363	$ 15,852,931	2%	$ 32,410,631	$ 31,871,027	2%
Investment securities	1,114,880	945,836	18	2,143,513	1,916,920	12
Other investments and deposits	116,526	67,207	73	207,891	126,589	64
Total interest income	17,398,769	16,865,974	3	34,762,035	33,914,536	2

Interest Expense
Deposits	1,149,489	919,152	25%	2,141,929	1,851,004	16%
Federal Home Loan Bank advances	351,829	394,185	(11)	753,454	788,412	(4)
Total interest expense	1,501,318	1,313,337	14	2,895,383	2,639,416	10
Net interest income	15,897,451	15,552,637	2	31,866,652	31,275,120	2
Provision for loan losses	150,000	1,050,000	(86)	456,832	1,900,000	(76)
Net interest income after provision for loan losses	15,747,451	14,502,637	9	31,409,820	29,375,120	7

Noninterest Income
Service fees and charges	990,432	1,001,856	(1)%	1,927,361	2,038,266	(5)%
Bank card fees	766,607	676,305	13	1,450,121	1,277,506	14
Gain on sale of loans, net	327,549	486,866	(33)	615,612	787,539	(22)
Income from bank-owned life insurance	121,649	119,967	1	240,365	240,679	-
(Loss) gain on the closure or sale of assets, net	(460,029)	640,573	-	(104,489)	640,580	(116)
Other income	417,739	521,946	(20)	860,784	1,030,221	(16)
Total noninterest income	2,163,947	3,447,513	(37)	4,989,754	6,014,791	(17)

Noninterest Expense
Compensation and benefits	6,892,412	6,920,908	-%	13,667,861	14,121,944	(3)%
Occupancy	1,272,246	1,322,342	(4)	2,492,129	2,631,939	(5)
Marketing and advertising	287,807	198,351	45	514,403	456,015	13
Data processing and communication	1,073,303	1,147,318	(7)	2,148,510	2,691,033	(20)
Professional fees	181,517	259,344	(30)	412,887	553,551	(25)
Forms, printing and supplies	155,144	173,165	(10)	290,443	350,457	(17)
Franchise and shares tax	191,816	219,773	(13)	393,782	439,546	(10)
Regulatory fees	312,437	329,024	(5)	635,275	651,715	(3)
Foreclosed assets, net	(101,096)	307,425	(133)	(159,871)	425,802	(138)
Other expenses	785,290	977,858	(20)	1,686,170	1,874,695	(10)
Total noninterest expense	11,050,876	11,855,508	(7)	22,081,589	24,196,697	(9)
Income before income tax expense	6,860,522	6,094,642	13	14,317,985	11,193,214	28
Income tax expense	2,374,725	2,078,148	14	4,826,487	3,827,041	26
Net income	$ 4,485,797	$ 4,016,494	12	$ 9,491,498	$ 7,366,173	29

Earnings per share - basic	$ 0.64	$ 0.59	9%	$ 1.36	$ 1.08	26%
Earnings per share - diluted	$ 0.62	$ 0.57	9	$ 1.31	$ 1.04	26

Cash dividends declared per common share	$ 0.14	$ 0.10	40%	$ 0.27	$ 0.19	42%

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION

	For The Three Months Ended			For The Three
	June 30,		%	Months Ended	%
	2017	2016	Change	March 31, 2017	Change
(dollars in thousands except per share data)
EARNINGS DATA
Total interest income	$ 17,399	$ 16,866	3%	$ 17,363	-%
Total interest expense	1,501	1,313	14	1,394	8
Net interest income	15,898	15,553	2	15,969	-
Provision for loan losses	150	1,050	(86)	307	(51)
Total noninterest income	2,164	3,448	(37)	2,826	(23)
Total noninterest expense	11,051	11,856	(7)	11,031	-
Income tax expense	2,375	2,079	14	2,452	(3)
Net income	$ 4,486	$ 4,016	12	$ 5,005	(10)

AVERAGE BALANCE SHEET DATA
Total assets	$ 1,562,410	$ 1,544,840	1%	$ 1,561,282	-%
Total interest-earning assets	1,460,644	1,432,190	2	1,455,796	-
Total loans	1,222,325	1,225,162	-	1,230,407	(1)
Total interest-bearing deposits	985,861	940,165	5	961,780	3
Total interest-bearing liabilities	1,070,683	1,069,590	-	1,080,088	(1)
Total deposits	1,284,445	1,230,839	4	1,253,094	3
Total shareholders' equity	187,631	171,757	9	182,868	3

SELECTED RATIOS (1)
Return on average assets	1.15%	1.04%	11%	1.28%	(10)%
Return on average equity	9.56	9.35	2	10.95	(13)
Return on average tangible common equity(2)	10.50	10.58	(1)	12.05	(13)
Common equity ratio	12.00	11.23	7	11.67	3
Tangible common equity ratio(3)	11.30	10.45	8	10.96	3
Efficiency ratio (4)	61.19	62.40	(2)	58.69	4
Average equity to average assets	12.01	11.12	8	11.71	3
Tier 1 leverage capital ratio(5)	10.45	9.34	12	10.15	3
Total risk-based capital ratio(5)	14.98	13.24	13	14.54	3
Net interest margin (6)	4.35	4.35	-	4.42	(2)

PER SHARE DATA
Basic earnings per share	$ 0.64	$ 0.59	9%	$ 0.72	(11)%
Diluted earnings per share	0.62	0.57	9	0.69	(10)
Book value at period end	25.53	23.75	8	25.05	2
Tangible book value at period end	23.85	21.90	9	23.35	2

PER SHARE DATA
Shares outstanding at period end	7,401,396	7,306,728	1%	7,373,641	-%
Weighted average shares outstanding
Basic	6,972,395	6,816,409	2%	6,936,301	1%
Diluted	7,234,259	7,088,125	2	7,207,263	-

(1)	With the exception of end-of-period ratios, all ratios are based on average monthly balances during the respective periods.
(2)

Return on average tangible common equity is net income plus amortization of core deposit intangible, net of taxes divided by average common shareholders' equity less average intangible assets. See "Non-GAAP Reconciliation" on page 5 for additional information.

(3)	Tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets. See "Non-GAAP Reconciliation" on page 5 for additional information.
(4)	The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(5)	Estimated capital ratios are end of period ratios for the Bank only.
(6)	Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 35%.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION

	June 30, 2017			March 31, 2017			June 30, 2016
	Acquired	Originated	Total	Acquired	Originated	Total	Acquired	Originated	Total
(dollars in thousands)
CREDIT QUALITY(1)
Nonaccrual loans	$ 1,618	$ 14,286	$ 15,904	$ 1,524	$ 13,072	$ 14,596	$ 1,861	$ 15,215	$ 17,076
Accruing loans past due 90 days and over	-	-	-	-	-	-	-	-	-
Total nonperforming loans	1,618	14,286	15,904	1,524	13,072	14,596	1,861	15,215	17,076
Foreclosed assets	500	87	587	890	722	1,612	2,106	180	2,286
Total nonperforming assets	2,118	14,373	16,491	2,414	13,794	16,208	3,967	15,395	19,362
Performing troubled debt restructurings	3,063	1,084	4,147	3,314	1,056	4,370	3,474	988	4,462
Total nonperforming assets and troubled
debt restructurings	$ 5,181	$ 15,457	$ 20,638	$ 5,728	$ 14,850	$ 20,578	$ 7,441	$ 16,383	$ 23,824

Nonperforming assets to total assets			1.05%			1.02%			1.25%
Nonperforming loans to total assets			1.01			0.92			1.11
Nonperforming loans to total loans			1.30			1.19			1.40
Allowance for loan losses to nonperforming assets			78.89			79.70			59.12
Allowance for loan losses to nonperforming loans			81.80			88.50			67.04
Allowance for loan losses to total loans			1.07			1.05			0.94

Year-to-date loan charge-offs			$ 91			$ 18			$ 186
Year-to-date loan recoveries			133			118			186
Year-to-date net loan charge-offs			$ (42)			$ (100)			$ -
Annualized YTD net loan charge-offs to total loans			-%			-%			-%

(1)

Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due. Purchased credit impaired loans accounted for in pools with an accretable yield are considered to be performing and are excluded from nonperforming loans. Nonperforming assets consist of nonperforming loans and repossessed assets.  It is our policy to cease accruing interest on loans 90 days or more past due. Repossessed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure.

CONTACT: John W. Bordelon, President and CEO (337) 237-1960